UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          --------------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                          --------------------------

          Date of Report (Date of earliest event reported): January 26, 2004
                          --------------------------



                            MARCONI CORPORATION PLC

            (Exact name of registrant as specified in its charter)

                          --------------------------



England and Wales               33-12430                    xxx
 ----------------------------   ------------------------    -------------------
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)


       New Century Park, PO Box 53,
       Coventry, CV3 1HJ

       ----------------------------------------          ----------
       (Address of principal executive offices)          (Zip Code)


       Registrant's telephone number, including area code:


              ---------------------------------------------------
       (Former name or former address, if changed since last report)



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Item No.5     Press release dated 26 January, 2004 - Holdings in Company

The company received the following notification today:


                                            Goldman Sachs International
                                            Peterborough Court
                                            133 Fleet Street
                                            London EC4A 2BB


Ms Mary Skelley (Company Secretary)
Marconi Corp. Plc
34 Grosvenor Square
London
W1K 2HD

                                                                22 January 2004



Dear Sir/Madam,



UK Companies Act 1985 - Sections 198-203 - Marconi Corp Plc (the "Company")

This notification relates to issued ordinary shares in the capital of the Company ("shares") and is given in fulfilment of the obligations imposed by sections 198 to 203 of the Companies Act 1985 (the "Act").


It has come to our attention that at close of business on 21 January 2004, The Goldman Sachs Group, Inc., of 85 Broad Street, New York, NY 10004, USA, was interested in 12,042,729 shares.

Of these 12,042,729 shares,


a) The interest in 3,361,262 shares arose from the interest held by Goldman, Sachs & Co. ("GS&Co"), acting as custodian. These shares are, or will be, registered in the name of Goldman Sachs Securities (Nominees), Limited ("GSSN").

b) The interest in 8,662 shares arose from the interest held by GS&Co., acting as custodian of 4,331 American Depositary Receipts ("ADRs"). These ADRs are, or will be, held at the Depository Trust Company of New York ("DTC").

c) The interest in 6,404,535 shares arose from a beneficial interest held by Goldman Sachs International. These shares are, or will be, registered at CREST in account CREPTEMP.

d) The interest in 2,268,270 shares arose from a beneficial interest of 1,133,635 ADRs held by GSI. These ADRs are, or will be, held at DTC.


A copy of this fax is being sent to you by post. Please do not hesitate to contact me should you have any questions.


Yours faithfully


For and on behalf of
The Goldman Sachs Group, Inc.



 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MARCONI CORPORATION PLC



                                       By:     ____M Skelly____

                                       Name:   M Skelly
                                       Title:  Company Secretary


Date: January 26, 2004